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                                                                 Exhibit (p)(1)

                        HANSBERGER INSTITUTIONAL SERIES
                            AMENDED CODE OF ETHICS

This Amended Code of Ethics (the "Code") has been adopted by the Board of Trustees of the Hansberger Institutional Series (the "Fund") pursuant to Rule 17j-1 under the 1940 Act. The Code is based on the principle that the officers, trustees and other persons associated with the Fund owe a fiduciary duty to the Fund and its shareholders to conduct their personal securities transactions in a manner that does not interfere with Fund portfolio transactions or otherwise take unfair advantage of their relationship with the Fund. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of the individual's fiduciary duties to the Fund.

I.   DEFINITIONS

     A.   "1940 Act" means the U.S. Investment Company Act of 1940, as amended.

     B. "Access Person" means any trustee or officer of the Fund. The term also means: (i) any trustee, director, officer or employee of the Fund or Company (or of any company in a control relationship to the Fund or Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or Company who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security.

     C. "Advisers Act" means the U.S. Investment Advisers Act of 1940, as amended.

     D. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, a dividend reinvestment plan.

     E. A Security is "being considered for purchase or sale" when a recommendation to purchase a Security has been made and communicated to the Company's research group or posted on the Company's research bulletin board.

     F. "Beneficial Account" means an account in the name of or for the benefit of an employee of the Fund or the Company (or of any company in a control relationship to the Fund or Company), his or her spouse, dependent children or any person living with an employee or to whom an employee contributes economic support, as well as any other non-Company client account with respect to which an employee exercises investment discretion or provides investment advice.

     G. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 16a-1(a) (2) thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

                                                      Amended February 23, 2006

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     H.   "Chief Compliance Officer" or "CCO" means Susan Moore-Wester or her successor.

     I. "Company" means Hansberger Global Investors, Inc. ("HGII") and its subsidiaries.

     J. "Compliance Department" means the Company's compliance department located in Fort Lauderdale, Florida or its successor.

     K.   "Control" shall have the same meaning as that set forth in
          Section 2(a) (9) of the 1940 Act.

     L. "Disinterested Trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)
          (19) of the 1940 Act.

     M. "Exchange-traded Fund" or "ETF" means a registered investment company that operates pursuant to an order from the U.S. Securities and Exchange Commission (the "Commission") exempting the ETF from certain provisions of the 1940 Act so that the ETF may issue securities that trade in a secondary market, and which are redeemable only in large aggregations called creation units. An ETF issues and redeems its shares in creation units, at their net asset value. Individual ETF shares are purchased or sold in secondary market transactions at negotiated prices, i.e., at prices that are determined by that market. An ETF registers with the Commission under the 1940 Act either as an open-end management company or as a unit investment trust.

     N. "Federal Securities Laws" means the U.S. Securities Act of 1933, the 1934 Act, U.S. Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the U.S. Gramm-Leach-Bliley Act, rules adopted under these acts, the U.S. Bank Secrecy Act as it applies to registered U.S. investment companies and registered U.S. investment advisers and rules promulgated thereunder. Each of the aforementioned acts shall include amendments made from time-to-time.

     O.   "General Counsel" means J. Christopher Jackson or his successor.

     P. "Initial public offering" means an offering of securities registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), the issuer who, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

     Q. "Investment Personnel" means any employee of the Fund or the Company (or of any company in a control relationship to the Fund or Company) who, in connection with his or her regular functions or duties, makes, or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or Company and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of Securities by the Fund.

     R. "Legal Department" means the Company's legal department located in Fort Lauderdale, Florida or its successor.

     S. "Private placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2),
          Section 4(6), Rule 504, Rule 505 or Rule 506.

     T. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

     U. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act and, for purposes of this Code, shall include ETFs, options and depositary receipts on Securities

                                      2               Amended February 23, 2006
          and transactions in related futures contracts, closed-end investment companies, private investment funds, hedge funds and any other foreign or offshore funds, unit investment trusts and all Reportable Funds. It shall not include Registered Open-End Investment Companies, unit investment trusts that are invested exclusively in one or more Registered Open-End Investment Companies, direct obligations of the Government of the United States, high quality short-term debt securities (including repurchase agreements), bankers' acceptances, bank certificates of deposit, and commercial paper.

     V.   "Supervised Person" shall have the meaning set forth in Section 202
          (a) (25) of the Advisers Act.

     W. "Registered Open-End Investment Company" means any U.S. open-end investment company (mutual fund) other than a Reportable Fund and an ETF.

     X. "Reportable Fund" means any open-end investment company (mutual fund) and closed-end investment company (collectively, "funds"), other than funds that rely on Rule 2a-7 under the 1940 Act, i.e., money market funds, for which HGII serves as an investment adviser or investment sub-adviser or any funds whose investment adviser or principal underwriter controls, is controlled by, or is under common control with HGII. For purposes of this definition, "control" has the same meaning as set forth in Section 2 (a) (9) of the 1940 Act. A list of such funds is attached to this Code as Schedule 1, which Schedule will be amended from time-to-time.

     Y. "Security held or to be acquired" means: (a) any Security which, within the most recent 15 calendar days (i) is or has been held by the Fund or (ii) is being or has been considered for purchase by the Fund or the Company on behalf of the Fund; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in (a) above.

II.  STANDARDS OF CONDUCT

     No Access Person shall in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by the Fund:

     A.   employ any device, scheme or artifice to defraud the Fund;

     B. make to the Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     D.   engage in any manipulative practice with respect to the Fund.

III. EXEMPTED TRANSACTIONS

     A. The prohibitions of Section IV. E, F and G of this Code shall not apply to:

          1. Purchases or sales that are nonvolitional on the part of the person;

          2.   Purchases that are part of an Automatic Investment Plan;

          3. Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                                      3               Amended February 23, 2006

          4. Purchases or sales effected in any account over which the person has no direct or indirect influence or control;

          5. Purchases or sales through any profit sharing, pension or other benefit plan of the Company; and

          6. Purchases or sales of ETFs, closed-end investment companies, private investment funds, hedge funds, foreign or off-shore funds, unit investment trusts or Reportable Funds.

     B.   The prohibitions of Section IV. A. 5 of this Code shall not apply to:

          1. Purchases or sales that are nonvolitional on the part of the person;

          2.   Purchases that are part of an Automatic Investment Plan;

          3. Purchases or sales effected in any account over which the person has no direct or indirect influence or control; and

          4. Purchases or sales through any profit sharing, pension or other benefit plan of the Company.

     C. In addition, the preclearance requirements of Section V. A. of this Code shall not apply to:

          1. Purchases or sales that are nonvolitional on the part of the person;

          2.   Purchases that are part of an Automatic Investment Plan;

          3. Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          4. Purchases or sales effected in any account over which the person has no direct or indirect influence or control;

          5. Purchases or sales through any profit sharing, pension or other benefit plan of the Company; and

          6. Purchases or sales of ETFs, closed-end investment companies, private investment funds, hedge funds, foreign or off-shore funds, unit investment trusts or Reportable Funds.

     D. The Chief Compliance Officer or General Counsel may approve a purchase or sale of a Security that would otherwise violate the provisions set forth in Section IV below if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to the Fund and its shareholders, and is not potentially harmful to the Fund because: (a) it does not conflict with any Security being considered for purchase by the Fund and
          (b) the decision to purchase or sell the Security is not the result of information obtained in the course of the person's relationship with the Fund or the Company.

IV.  PROHIBITED CONDUCT; REQUIRED ACTIONS

     A. Investment Personnel are prohibited from the following activities unless they have obtained prior written approval from the Chief Compliance Officer or the Legal Department:

          1. Investment Personnel may not join an investment club or enter into an investment partnership;

                                      4               Amended February 23, 2006

          2. Investment Personnel may not purchase any security in a private placement;

          3. Investment Personnel may not serve on the boards of directors of either publicly traded or privately held companies nor may they serve as members of any creditor committees;

          4. Investment Personnel may not purchase any security in an initial public offering; and

          5. Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days. Any profits realized on such trades shall be disgorged to a charitable organization.

     B. Investment Personnel must direct his or her broker(s) (if any) to provide duplicate confirmations and monthly account statements to the Compliance Department regarding his or her own accounts and for any account in which any securities were held for his or her direct or indirect benefit (together, "Beneficial Accounts"). If a broker does not provide confirmations and monthly account statements to the Compliance Department, it shall be the Investment Personnel's responsibility to do so. This requirement shall not apply to Disinterested Trustees.

     C. For the purpose of purchasing Fund shares at net asset value, Access Persons may have joint accounts only with spouses, their children, parents, step-parents, parents-in-law, brothers, sisters, grandchildren or grandparents and a trustee or custodian of any qualified pension or profit sharing plan or IRA established for the benefit of such persons. This limitation shall not apply to Disinterested Trustees.

     D. No Access Person may speak in or to the media, on or off the record, regarding the Fund or any security without the prior authorization of the Chief Compliance Officer or the Legal Department.

     E. All Investment Personnel are prohibited from purchasing or selling any Security for ten (10) calendar days from the date that: (a) the Company first approves an initial recommendation for the Buy, Hold, Watch or Sell List; or (b) a Security already on the research database is moved from the Hold or Watch List to the Buy List or from the Hold List to the Sell List.

     F. No Investment Personnel shall execute a Securities transaction on a day during which the Fund has a pending "buy" or "sell" order in such Security, except that this prohibition shall not apply to Disinterested Trustees.

     G. No Investment Personnel shall execute a Securities transaction within three (3) business days after the Fund has traded in the same Security. This limitation shall not apply to Disinterested Trustees.

     H. No Investment Personnel shall accept a gift of more than de minimis value from any person or entity that does business on behalf of the Fund. For purposes of this prohibition, de minimis value is considered to be a value of $300 or less.

     I. No Investment Personnel shall, by use of futures, options, options on futures, other types of derivatives or otherwise, seek to indirectly accomplish any conduct expressly prohibited by the provisions set forth in this Code,

                                      5               Amended February 23, 2006

     J. Each Supervised Person must report, promptly, to the Chief Compliance Officer, any violations of the Code of which he or she becomes aware, even if such violations involve another Supervised Person. Supervised Persons may submit such reports anonymously to the Chief Compliance Officer. Retaliation against any Supervised Person for reporting a violation of this Code shall be treated as a further violation of this Code subjecting the violator to further sanctions under the Code.

V.   PRE-CLEARANCE REQUIREMENT AND PROCEDURES; INITIAL AND ANNUAL REPORTING

     A. No Investment Personnel shall purchase or sell any Security for any of his or her Beneficial Accounts, unless the proposed purchase or sale has been reported to and pre-cleared by the Compliance Department or the Legal Department. This pre-clearance requirement does not apply to Disinterested Trustees.

          1. All proposed personal securities transactions shall be documented either on a Personal Security Trade Authorization Form (a copy of which is attached as Exhibit A) or on an electronic form and forwarded to the Compliance Department.

          2. Subject to the further provisions set forth herein, the Compliance Department or the Legal Department, shall pre-clear the purchase or sale of a Security if the transaction does not violate this Code. Such determination shall be made by:

               a.   Reviewing the Fund's portfolios; and

               b. Determining if the Security is currently on the Company's then-current research database or is then currently under consideration for adding to the Company's database pending review by the Company's research committee.

          3. After review, if the Compliance Department or the Legal Department, determines to pre-clear the trade, the Compliance Department (or Legal Department) will authorize the Investment Personnel to execute the trade as follows.

               a. The Compliance Department shall execute a Trade Authorization Form.

               b. The Compliance Department shall communicate authorization of the trade to the Investment Personnel.

               c. The time at which the trade authorization is communicated to the Investment Personnel shall be documented on the Trade Authorization Form.

          4. The trade authorization is effective for two (2) business days after the pre-clearance is granted, unless otherwise indicated by the Compliance Department.

          5. The Compliance Department shall maintain the originally executed Trade Authorization Form. A copy of the executed Trade Authorization Form will be available to the Investment Personnel upon request.

     B. All Access Persons shall disclose all Securities holdings for which they have Beneficial Ownership, as well as certain information regarding Beneficial Accounts, on holdings reports requesting the information set forth in Section VI. C. below upon commencement of employment or association as an Access Person, but in no event later than ten (10) calendar days after commencement of employment or association as an Access Person,

                                      6               Amended February 23, 2006
          and thereafter on an annual basis. Information contained in holdings reports submitted in accordance with this Code must be current as of a date no more than 45 days prior to the date of such report, which must be timely submitted to the Chief Compliance Officer. Access Persons that do not have any Securities holdings or Beneficial Account information to report must submit a report certifying that the Access Person does not have any reportable information as of the date of the report. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. The Company shall provide to each Access Person a copy of the Code as well as any amendments to the Code. All Access Persons must complete an acknowledgment upon commencement of employment or association as an Access Person, and thereafter on (i) receipt of any amendment to the Code and (ii) an annual basis (a copy of which is attached as Exhibit
          B). These requirements shall not apply to Disinterested Trustees.

VI.  QUARTERLY REPORTING

     A. Every Access Person shall submit a quarterly report to the Chief Compliance Officer with the information described in paragraph C below with respect to any Beneficial Accounts opened during the quarter and all transactions in any Security in which such Access Person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership in the Security during such quarter. Access Persons need not, however, report on the following transactions:

          1. Purchases or sales that are non-volitional on the part of the person;

          2.   Purchases that are part of an Automatic Investment Plan;

          3. Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

     B. A Disinterested Trustee of the Fund need only report a transaction in a Security if such trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the trustee, such Security was purchased or sold by the Fund or was being considered for purchase by the Fund. A Disinterested Trustee is not required to file a report for any quarter in which the trustee did not have a reportable transaction.

     C. Quarterly reports shall be submitted to the Chief Compliance Officer no later than 30 calendar days after the end of each calendar quarter, and shall contain the following information:

          1. The date of the transaction, the title and the number of shares, the exchange ticker symbol, SEDOL or CUSIP number and the principal amount, interest rate and maturity date of each Security involved;

          2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          3.   The price at which the transaction was effected;

          4. The name of the broker, dealer or bank with or through whom the transaction was effected;

          5. With respect to any Beneficial Account established during the quarter, the name of the broker, dealer or bank with whom the account was established and the date the account was established; and

                                      7               Amended February 23, 2006

          6.   The date the report was submitted.

     D. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     E. Notwithstanding the provisions set forth in paragraphs A--C above, no person shall be required to make a report where such report would duplicate information recorded by HGII pursuant to Rule 204-2(a) of the Advisers Act.

VII. SANCTIONS

     The Chief Compliance Officer shall report any material violations of this Code to the Board of Trustees of the Fund, which may then impose such sanctions, as it deems appropriate. The Chief Compliance Officer shall submit the report to the board at the next regularly scheduled board meeting following the violation or earlier, if deemed appropriate.

                                      8               Amended February 23, 2006

           Hansberger Global Investors, Inc. Amended Code of Ethics

                                  SCHEDULE 1
                               Reportable Funds

1) Hansberger Institutional Series - U.S. Registered Investment Companies
   .   International Value Fund (Adviser)
   .   Emerging Markets Fund (Adviser)
   .   International Growth Fund (Adviser)
   .   International Core Fund (Adviser)
   .   All Countries Fund (currently inactive)

2) Harris Insight Funds - U.S. Registered Investment Companies
   .   Harris Insight International Fund (Sub-Adviser)
   .   Harris Insight Emerging Markets Fund (Sub-Adviser)

3) Smith Barney - U.S. Registered Investment Company
   .   Smith Barney Hansberger Global Value Fund (Sub-Adviser)

4) Vanguard Trustees' Equity Fund - U.S. Registered Investment Company
   .   Vanguard International Value Fund (Sub-Adviser)

5) IXIS Asset Management North America, LP
   . Hansberger International Fund - U.S. Registered Investment Company (Sub-Adviser)
   . IXIS Moderate Diversified Portfolio - U.S. Registered Investment Company (Sub-Adviser)
   . IXIS Equity Diversified Portfolio - U.S. Registered Investment Company (Sub-Adviser)
   . IXIS Hansberger Emerging Latin America Fund - Societe d'Investissement a Capital Variable (Sub-Adviser)
   . IXIS Hansberger Global Emerging Markets Fund - Societe d'Investissement a Capital Variable (Sub-Adviser)

6) Pacific Capital - U.S. Registered Investment Company
   .   Pacific Capital International Stock Fund (Sub-Adviser)

7) MTB Group of Funds - U.S. Registered Investment Company
   .   MTB International Equity Fund (Sub-Adviser)

8) ING - U.S. Registered Investment Company
   .   ING International Capital Appreciation Fund (Sub-Adviser)

                                      9               Amended February 23, 2006

                                   Exhibit A

          HANSBERGER GLOBAL INVESTORS/HANSBERGER INSTITUTIONAL SERIES
                 PERSONAL SECURITIES TRADE AUTHORIZATION FORM

Name: _________________________________________________________________________

Legal Name of Account: ________________________________________________________

Transaction Date: __________________     Time Requested: ______________________

BUY __________      SELL ___________     Security: ____________________________
                                         Sedol No: ____________________________

Number of Shares: ________________

Approx. Price: ______________ or Total US Dollar Amount: ______________________

Broker: ____________________________     Account #: ___________________________

Contact in Compliance Department: Susan Moore-Wester

To the best of my knowledge this proposed transaction does not violate the provisions of the HIS Amended Code of Ethics.

Signature: _________________________     Date: ________________________________

--------------------------------------------------------------------------------

                            FOR COMPLIANCE USE ONLY

Contact in Trading: ___________________________________________________________

Contact in Research: __________________________________________________________

Comments: This security has no pending trade tickets and the security is not currently under consideration for purchase or sale by the HIS Funds.

Compliance Completed/Checked By: ______________________________________________

Chief Compliance Officer: _____________________________________________________

--------------------------------------------------------------------------------

                      NOTIFICATION OF APPROVAL OR DENIAL

Date: _______________________________     Time Responded: _____________________

Approved: _______    Denied: ________

Comments: _____________________________________________________________________

Form Completed By: ____________________________________________________________

                                                      Amended February 23, 2006

                                   Exhibit B
                        HANSBERGER INSTITUTIONAL SERIES
                            AMENDED CODE OF ETHICS

                                ACKNOWLEDGMENT

I have received and reviewed the amended Hansberger Institutional Series Code of Ethics. I understand its provisions and their applicability to me and agree to comply with them.


--------------------------------------
(Name - Please Print)


--------------------------------------
(Position)


--------------------------------------
(Date)


--------------------------------------
(Company)


--------------------------------------
(Signature)

Detach and return this acknowledgment to Susan Moore-Wester, Hansberger Global Investors, Inc., 401 East Las Olas Blvd., Suite 1700, Ft. Lauderdale, Florida 33301.

                                                      Amended February 23, 2006

                                   EXHIBIT B

                       HANSBERGER GLOBAL INVESTORS, INC.
                            AMENDED CODE OF ETHICS

                                ACKNOWLEDGMENT

I have received and reviewed the Hansberger Global Investors, Inc. Amended Code of Ethics. I understand its provisions and their applicability to me and agree to comply with them.

Name:
           -------------------------------------------------------------------
(Please Print)

Position:
           -------------------------------------------------------------------

Date:
           -------------------------------------------------------------------

Company:
           -------------------------------------------------------------------

Signature:
           -------------------------------------------------------------------

Detach and return this acknowledgment to:

Susan Moore-Wester, 401 East Las Olas Blvd., Suite 1700, Fort Lauderdale, FL 33301.

                                      15              Amended February 23, 2006